SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    BLACKROCK MUNICIPAL 2018 TERM TRUST

           (Exact Name of Registrant as Specified in its Charter)

              Delaware                                        51-0413263
       (State of Incorporation                             (I.R.S. Employer
          or Organization)                                Identification no.)


         100 Bellevue Parkway,                                    19809
          Wilmington, Delaware                                 (Zip Code)
(Address of Principal Executive Offices)


If this form relates to                      If this form relates to the
registration of a class of                   the registration of a class
securities pursuant to Section               of securities pursuant to
12(b) of the Exchange Act and                Section 12(g) of the Exchange
is effective pursuant to                     Act and is effective pursuant to
General Instruction A.(c),                   General Instruction A.(d), please
please check the following                   check the following box. |_|
box. |X|


Securities Act registration statement file number to which this form relates: 333-69562

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     --------------------                     ------------------------------
     Common Stock                             New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                    None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-69562 and 811-10501) as filed electronically with the Securities and Exchange Commission (the "Commission") on September 18, 2001 (Accession No. 0000950172-01-500801)
("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on September 27, 2001 (Accession No. 0000930413-01-501243), which is incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.




                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     BLACKROCK MUNICIPAL
                                     2018 TERM TRUST



                                     By:    /s/ Ralph L. Schlosstein
                                           --------------------------
                                           Name:  Ralph L. Schlosstein
                                           Title: Trustee and President
                                                  (Principal Executive Officer)


Date: October 19 , 2001